Exhibit 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

     The undersigned, as Chief Executive Officer and Chief Financial Officer, respectively, of Alliance Bankshares Corporation, certify that, to the best of their knowledge and belief, the quarterly report on Form 10-QSB for the period ended September 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Alliance Bankshares Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Dated: November 12, 2003	/s/	Thomas A. Young, Jr.

Thomas A. Young, Jr.
President & Chief Executive Officer
(principal executive officer)

Dated: November 12, 2003	/s/	Paul M. Harbolick, Jr.

Paul M. Harbolick, Jr.
Executive Vice President &
Chief Financial Officer
(principal financial &
accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Alliance Bankshares Corporation and will be retained by Alliance Bankshares Corporation and furnished to the Securities and Exchange Commission or its staff upon request.